UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 18, 2015

ContraFect Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Wells Avenue, 3rd Floor
Yonkers, New York	10701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 207-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 20, 2015, ContraFect Corporation (the “Company”) announced that Steven C. Gilman, PhD has been elected as a non-employee member of the Company’s Board of Directors (the “Board”) to fill an existing vacancy of the Board. Dr. Gilman has also been appointed Executive Chairman of the Board. Dr. Gilman’s election increases the number of the Company’s Board members to ten.

Dr. Gilman most recently served as Executive Vice President, Research & Development and Chief Scientific Officer of Cubist Pharmaceuticals, Inc. (“Cubist”) from September 2010 until January 2015. He also served as Cubist’s Senior Vice President, Discovery & Nonclinical Development and Chief Scientific Officer from February 2008 to September 2010. From April 2007 until February 2008, Dr. Gilman served as Chairman of the Board of Directors and Chief Executive Officer of ActivBiotics, Inc., a privately held antibacterial biopharmaceutical company (“ActivBiotics”), and from March 2004 to April 2007 he served as ActivBiotics’ President, Chief Executive Officer and a member of the Board of Directors. Dr. Gilman has also held scientific, business and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School and Connecticut College. He currently serves on the board of directors of Vericel, SCYNEXIS, Inhibikase, Inc., a privately held biotechnology company, the Massachusetts Biotechnology Association, and the Penn State University Biotechnology Advisory Board. Dr. Gilman received his PhD and M.S. degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinic and Research Foundation and received a B.A. in microbiology from Miami University of Ohio.

Consistent with the Company’s compensation practices for non-employee directors, Dr. Gilman will receive an initial grant of options to purchase 30,000 shares of the Company’s common stock that vests ratably over a one-year period and an annual refresh grant of options to purchase 15,000 such shares for each additional year he serves on the Board. In addition, Dr. Gilman will receive (i) an annual cash stipend of $200,000 (which amount includes non-employee director and Executive Chairman fees) and (ii) a separate grant of options to purchase 170,000 shares of the Company’s company stock that vests ratably over a three-year period, subject to his continued service as Executive Chairman.

Dr. Gilman does not have any family relationships with any of the Company’s directors or officers and is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On May 20, 2015, the Company issued a press release announcing that (i) Steven Gilman, PhD has been elected as a member of the Board, (ii) Steven Gilman, PhD has been appointed Executive Chairman of the Board and (iii) Sol Barer, PhD has been appointed the Lead Independent Director of the Board and will no longer serve as Chairman of the Board.

A copy of such press release is filed as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the Company, dated May 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONTRAFECT CORPORATION

Date:	May 22, 2015	By:	/s/ Julia P. Gregory
			Name:	Julia P. Gregory
			Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company, dated May 20, 2015